Exhibit 99.3

Coretec Industries, LLC

Fargo, North Dakota

Financial Statements

June 30, 2016

Page

Financial Statements

Balance Sheets	1

Statements of Operations and Members’ Deficit	2

Statements of Cash Flows	3

Notes to the Financial Statements	4 - 9

Coretec Industries, LLC

Balance Sheet

June 30, 2016 and December 31, 2015

	June 30, 2016
	(unaudited)	December 31, 2015

Assets

Current assets
Cash	$500	$8,811
Prepaid expenses	23,958	1,825
Due from related party	-	5,000
Total current assets	24,458	15,636

Property and equipment, net	6,689	7,247

Intangible asset, net	19,444	-

Total Assets	$50,591	$22,883

Liabilities and Members' Deficit

Current liabilities
Accounts payable	$43,284	$24,516
Interest payable - related party	14,355	3,048
Total current liabilities	57,639	27,564

Long-term liabilitiy
Note payable - related party	286,092	130,572
Total liabilities	343,731	130,572

Commitments and contingencies

Members' deficit	(293,140)	(135,253)

Total Liabilities and Members' Deficit	$50,591	$22,883

The accompanying notes are an integral part of these financial statements.

1

Coretec Industries, LLC

Statements of Operations and Members' Deficit

(Unaudited)

	For the three months ended	For the period from	For the six months ended	For the period from
	June 30, 2016	June 2, 2015 to June 30, 2015	June 30, 2016	June 2, 2015 to June 30, 2015

Revenue	$-	$-	$-	$-

Operating expenses	102,116	29,282	146,580	29,282

Operating Loss	(102,116)	(29,282)	(146,580)	(29,282)

Interest Expense	(6,736)	(1,751)	(11,307)	(1,751)

Net loss	$(108,852)	$(31,032)	$(157,887)	$(31,032)

Beginning members' deficit	(184,288)	-	(135,253)	-

Members contributions	-	-	-	-

Ending members' deficit	$(293,140)	$(31,032)	$(293,140)	$(31,032)

Loss per unit:

Net Loss	$(108,852)	$(31,032)	$(157,887)	$(31,032)

Units Outstanding, Basic and Diluted	100	100	100	100

Loss per unit	$(1,089)	$(310)	$(1,579)	$(310)

The accompanying notes are an integral part of these financial statements.

2

Coretec Industries, LLC

Statements of Cash Flow

For the Six Months Ended June 30, 2016 and period from June 2, 2015 to June 30, 2015

(Unaudited)

	2016	2015

Cash Flows from Operating Activities
Net loss	$(157,887)	$(31,032)

Amortization	556	-
Depreciation	558	-
Noncash interest expense	11,307	1,751

Changes in operating assets and liabilities:

Prepaid expenses	(22,133)	-
Accounts payable	18,768	8,598
Net cash used for operating activities	(148,831)	(20,684)

Cash Flows from Investing Activities
Capital expenditures	-	(7,805)
Net proceeds from related party	5,000	-
Purchase of intangible assets	(20,000)	-
Net cash used for investing activities	(15,000)	(7,805)

Cash Flows from Financing Activities
Net proceeds on note payable-related party	155,520	150,000
Net cash used for financing activities	155,520	150,000

Net (Decrease)/Increase in Cash	(8,311)	121,511

Cash - Beginning of Period	8,811	-
Cash - End of Period	$500	$121,511

The accompanying notes are an integral part of these financial statements.

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Coretec Industries, LLC

Notes to the Financial Statements

June 30, 2016

1.	Summary of Significant Accounting Policies

Nature of Business

Coretec Industries, LLC (the "Company") was organized on June 2, 2015 in the state of North Dakota. The Company is currently developing, testing, and providing new and/or improved technologies, products, and service solutions for energy-related industries including, but not limited to, oil/gas, renewable energy, and distributed energy industries.

Many of these technologies and products also have application for medical, electronic, photonic, display, and lighting markets, among others. Early adoption of these technologies and products is anticipated in markets for energy storage (Li-ion batteries), renewable energy (BIPV), and electronics (Asset Monitoring).

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant items subject to such estimates and assumptions include the useful lives of fixed assets and intangible assets. Actual results could differ from those estimates.

Cash

The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company's cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided over estimated useful lives by the use of the straight-line method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.

Estimated useful lives of property and equipment are as follows for the major classes of assets:

Estimated
Asset Description	Lives
Office Furniture	7 years

Long-Lived Assets

Long-lived assets, such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

Intangible Assets

The intangible asset consists of a limited exclusive option to license certain technologies patent rights and is being amortized over 18 months which is the option period.

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Coretec Industries, LLC

Notes to the Financial Statements

June 30, 2016

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 Inputs are inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of accounts payable and other financial working capital items approximate fair value at June 30, 2016 due to the short maturity nature of these items.

Income Taxes

The Company is treated as a limited liability company for federal and state income tax purposes and does not incur income taxes. Instead its earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. It is the intention of the Company to distribute amounts sufficient for the members to pay their income taxes related to Company earnings.

The Company files income tax returns in the U.S. federal jurisdiction and North Dakota. The Company's income tax returns are not currently being examined by any of these taxing authorities. Management evaluates the Company's tax positions and has determined that the Company has no significant uncertain tax liability that requires recognition or disclosure in the financial statements. The Company began filing income tax returns starting in tax year 2015. Therefore, management of the Company believes all years are currently subject to income tax examination.

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to $81,644 from January 1, 2016 to June 30, 2016. Costs associated with obtaining technology licenses are charged to research and development expense as incurred.

Loss per Unit

Basic income (loss) per unit is computed by dividing income (loss) by the weighted-average number of units outstanding each period. Diluted income (loss) per unit is computed by dividing income (loss) by the weighted-average number of units plus by equivalent units. For a period that includes a net loss, the computation of diluted loss per unit excludes the impact of equivalent units because they would be antidilutive. The Company has no member unit equivalents outstanding at June 30, 2016 and 2015.

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Coretec Industries, LLC

Notes to the Financial Statements

June 30, 2016

Recently Adopted Accounting Pronouncements

In June 2014, FASB issued Accounting Standard Update 2014-10, which is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities. Under the new standard, the FASB removed the definition of a development stage entity. In addition, the amendments eliminate the requirements for development stage entities to: (1) present inception-to-date information in the statements of income, cash flows, and members’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendment is effective for annual reporting periods beginning after December 15, 2014. The Company adopted this amendment effective June 2015.

Subseguent Events

The Company has evaluated subsequent events through December 2, 2016, the date which the financial statements were available to be issued.

2.	Due from Related Party

The Company has advanced $5,000 to an entity partially owned by an owner of a member of the Company. The advance was repaid on April 26, 2016.

3.	Property and Equipment

Property and equipment consists of the following at June 30 and December 31 :

	2016	2015
Furniture and fixtures	$7,805	$7,805
Less: Accumulated depreciation	1,116	558

Totals	$6,689	$7,247

Depreciation expense was $558 for the period from January 1, 2016 to June 30, 2016 and $80 for the period from June 2, 2015 to June 30, 2015.

4.	Note Payable - Related Party

The Company obtained a $500,000 revolving note agreement with a Member in June 2015. The total amount of borrowings by the Company shall not exceed $500,000. At June 30, 2016 and December 31, 2015, there was a balance of $286,092 and $130,572, respectively, outstanding under this Note Agreement.

Interest accrues on the outstanding balance of the note at the basic rate of 1.167% per month, payable on a quarterly basis and due on or about the last business day of March, June, September, and December.

Outstanding borrowings are secured by substantially all assets of the Company.

The Note is due on June 29, 2018.

Interest expense was $11,307 for the period from January 1, 2016 to June 30, 2016 and $1,751 for the period from June 2, 2015 to June 30, 2015.

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Coretec Industries, LLC

Notes to the Financial Statements

June 30, 2016

5.	Commitments

The Company entered into an agreement dated June 18, 2015 with a third party that will conduct a market opportunity assessment to understand the market size and competitive landscape in the photovoltaic, silicon anode battery and printed logic/printed thin film transistors. The agreement is divided into two phases: Phase I - The third party will provide an overview of the addressable market for the Companies platform technology. More specifically, the third party will focus on photovoltaics, silicon anode batteries and printed logic/transistors. Phase II - The third party will provide a critical benchmarking of the Companies technologies versus leading alternatives/solutions on the market. If Phase I is agreed upon, the compensation is $37,500 and Phase II is $20,000. The Company agreed to Phase I only in the amount of $37,500.

The Company entered into a consulting agreement dated July 7, 2015 with a third party. Consultant’s field of consultation shall be in the area of working as a federal business and private sector business consultant and technical consultant. The Company anticipates that consultant’s work under this consulting agreement will be performed for the Company, in support of their business development, research, development, and commercialization activities. The consulting agreement shall be effective as of July 2015 and shall continue in full force and effect through July 2016. The Company shall pay consultant a fee of $185 per hour of consulting time, in no case shall the total compensation to the consultant exceed $85,500 during the agreement.

The Company entered into a sponsored research agreement dated August 14, 2015 with a university research foundation. With the proposed research for this project, the university research foundation plans to make prototypical compounds and materials from CHS and CHS derivatives with the potential to: a) act as efficient photoactive materials for solar cells, b) serve in electroactive devices for optimization of current and voltage performance, c) perform at high levels of efficiency as silicon anodes in lightweight batteries (silicon has more than 11 times the capacity of carbon in the ubiquitous carbon based batteries), and d) be incorporated into to specialty inks for printed electronics applications. The research will be conducted during a period commencing on or after August 14, 2015 through and including August 31, 2016. In consideration of the university research foundation performance, the Company agrees to reimburse all costs incurred in performing the research up to the agreed-upon amount of $70,000. On June 7, 2016, the sponsored research agreement was amended to reflect the following provisions to the agreement; (a) the Research Term has been extended through June 30, 2017, (b) the Consideration for the project has been increased by $120,000, for a maximum total project cost reimbursements of $190,000, (c) all other terms and conditions of the Agreement shall remain unchanged.

The Company entered into an exclusive license agreement dated June 16, 2016 with a university research foundation to have certain intellectual property rights (patents), owned by the university research foundation, developed and commercialized. Under the terms of the agreement, the university research foundation granted the Company an exclusive license to make, have made, use, sell, or any combination of the foregoing, licensed products and licensed processes in the field of use and the licensed territory as defined in the agreement. Additionally, the university research foundation granted to the Company a limited exclusive eighteen month option to license optioned technologies’ patent rights, as described in the agreement. The Company may only undertake technical, economic, and commercial evaluation of each optioned patent during the option term. Such evaluation by the Company shall only be to determine if the Company exercises its option and negotiates a license to such patent(s) as a licensed technology under the agreement and not to develop intellectual property or patents during the option period. The Company agreed to actively and diligently evaluate optioned technologies so as to determine and report to the university research foundation the status and progress toward the licensing of each patent listed in the agreement during the option period. If the Company decides to not pursue any further evaluation of any patent application of optioned technology patent rights in any quarter or during the previous quarter has not carried out any evaluation activities on any such patent or patent application, then any such patent or patent application shall be deleted from the agreement at the end of such quarter and all rights to such deleted patent rights shall revert to the university research foundation. In consideration for signing the agreement, the Company agreed to pay the university research foundation a license issue fee of $25,000 upon signing the agreement and an annual license maintenance fee of $25,000 beginning one year from the effective date of the agreement and annually thereafter in the event net sales of the licensed technology do not exceed three million dollars ($3,000,000) of which the university research foundation shall receive a 6% royalty on the net sales.

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Coretec Industries, LLC

Notes to the Financial Statements

June 30, 2016

5.	Commitments (continued)

The university research foundation shall also receive fifty percent (50%) of all sublicense fees received by the Company. The Company also agreed to pay to the university research foundation all fees and costs relating to the filing, prosecution, and maintenance of the patent rights, whether such fees and costs were incurred before or after the effective date of this agreement and reimburse the university of research foundation for all prior invoiced patenting expenses (not to exceed to $227,111 as of April 1, 2016), (“LT Prior Expenses”). On an on-going basis, the Company agreed to reimburse the university research foundation patenting expenses invoiced after April 1, 2016 (“LT On-going Expenses”) and each month thereafter during the term of the agreement. The LT On-going Expenses are due monthly within thirty days of being invoiced. The LT Prior Expenses of $227,111 are to be paid to the university research foundation according to the following schedule: a) Twenty-five thousand dollars ($25,000) upon execution of the agreement, b) Quarterly payments of twenty-five thousand dollars ($25,000), beginning on October 31, 2016, and on January 31, 2017, April 30, 2017, July 31, 2017, October 31, 2017, January 31, 2018, April 30, 2018 and the remainder on July 31, 2018. In regards to the optioned technologies, in the event the Company exercises its option on the optioned technology, the Company agreed to reimburse the university research foundation for all prior invoiced patenting expenses (not to exceed $240,332 as of April 1, 2016) pertaining to the optioned technologies incurred and invoiced prior to April 1, 2016 (“OT Prior Expenses”). The Company shall reimburse the university research foundation for OT Prior Expenses of optioned technologies according to the following schedule: a) Twenty-five thousand dollars ($25,000) upon the licensing of one or more of the optioned technologies on the effective date that the optioned technologies are licensed, b) Quarterly payments of twenty-five thousand dollars ($25,000) beginning on the next quarter after the effective date that the optioned technologies are licensed and paid by (January 31, April 30, July 31, October 31), until all OT Prior Expenses on Optioned Technologies have been paid. Beginning April 1, 2016 and during the option period, the Company also agreed to reimburse the university research foundation for all ongoing and future patenting expenses (“OT on-going Expenses”) pertaining to optioned technologies accrued and invoiced after April 1, 2016. OT On-going Expenses of Optioned Technologies are to be reimbursed within thirty (30) days of being invoiced. The Company may terminate this agreement at any time by providing at least six (6) months written, unambiguous notice of such termination to the university research foundation. The Company shall remain obligated to pay all amounts due to the university research foundation through the effective date of the termination.

6.	Lease Obligations

The Company entered into a lease agreement in June 2015 for office space in North Dakota. The lease expires in November 2017.

At June 30, 2016, the Company had the following minimum commitments for payment of office rent under leases which at inception had a non-cancellable term of more than one year:

Operating
Leases
2016	$11,000
2017	$21,000

Rent expense for operating leases was $11,173 for the period from January 1, 2016 to June 30, 2016 and $1,826 for the period from June 2, 2015 to June 30, 2015.

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Coretec Industries, LLC

Notes to the Financial Statements

June 30, 2016

7.	Members’ Deficit

The Company has one class of membership units that comprises its members’ deficit. There were 100 units issued and outstanding as of June 30, 2016 and December 31, 2015. The only equity transaction comprised issuance of 100 units at the inception date of June 2, 2015 to the founders. No capital contributions were received for these units.

8.	Going Concern and Management Plans

The Company has incurred a loss of $293,140 for the period from June 2, 2015 to June 30, 2016 and is still in development. The Company has borrowing capacity of $213,908 with its note payable agreement with one of its members (see Note 4). The Company has evaluated its projected cash flows for 2016 and estimates it will need approximately $940,000 during the year ending December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Member providing financing has indicated the possibility it will either amend or refinance the current loan agreement in order to meet the projected cash flow needs of the Company.

9.	Subsequent Events

On May 31, 2016, 3DIcon Corporation ("3DIcon”) entered into a Share Exchange Agreement (the "Share Agreement”) with the Company, and four Company members (the "Members”), which Members hold all outstanding membership interests in the Company. Pursuant to the Share Agreement, the Members agreed to sell all their membership interest in the Company to 3DIcon in exchange for issuance of an aggregate 4,411,710 shares of 3DIcon’s Series B Convertible Preferred Stock, par value $0.0002 per share to the Members (the “Exchange”). Upon consummation of the Exchange, the Company will be wholly-owned subsidiary of 3DIcon and the Members are expected to beneficially own approximately 65% of 3DIcon’s common stock on a fully-diluted basis. The Members of the Company will control the consolidated entities of 3DIcon.

On September 30, 2016, the Company closed the transaction contemplated by the Share Agreement. The Company became a wholly-owned subsidiary of 3DIcon and the Company’s members beneficially own approximately 65% of the 3DIcon’s common stock on a fully-diluted basis. The 65% holders of 3DIcon common stock will be unable to sell that stock for a period of one year under the terms of a lock-up agreement reached between the parties. The Company has determined that this acquisition will be treated as a reverse acquisition under the acquisition method of accounting, as the Company is the accounting acquirer as determined under accounting principles generally accepted in the United States of America.

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